Exhibit 8.1

List of Subsidiaries

The table below is a complete list of the Company’s subsidiaries as of December 31, 2024:

Name	Jurisdiction of Incorporation
Vinci Partners Investimentos Ltda.	Brazil

Vinci Assessoria Financeira Ltda.	Brazil

Vinci Equities Gestora de Recursos Ltda.	Brazil

Vinci Gestora de Recursos Ltda.	Brazil

Vinci Capital Gestora de Recursos Ltda.	Brazil

Vinci Soluções de Investimentos Ltda.	Brazil

Vinci Real Estate Gestora de Recursos Ltda.	Brazil

Vinci Asset Allocation Ltda.	Brazil

Vinci Capital Partners GP Limited	Cayman Islands

VICC Infra GP LLC	United States

Vinci Partners USA LLC	United States

VINCI US RE Corporation	United States

Vinci GGN Gestão de Recursos Ltda.	Brazil

Vinci Infraestrutura Gestora de Recursos Ltda.	Brazil

SPS IV GP LLC	United States

Vinci Capital Partners Fund III GP Limited	Cayman Islands

GGN GP LLC	United States

Vinci APM Ltda.	Brazil

Vinci Capital Partners IV GP LLC	United States

Vinci Holding Securitária Ltda.	Brazil

Vinci Vida e Previdência S.A.	Brazil

Vinci SPS Capital Gestão de Recursos Ltda.	Brazil

VICC Infra GP (Lux), S.A.R.L.	Luxembourg

MAV Capital Gestora de Recursos SS Ltda.	Brazil

ICML Gestão de Negócios e Participações SS Ltda.	Brazil

Lacan Administração de Bens e Participações Ltda.	Brazil

Lacan Investimentos e Participações Ltda.	Brazil

MNC Holdings Limited	United Kingdom

Investis Asset Management S.A.S.G.F.C.I.	Argentina

Compass Group S.A.	Argentina

CG Investimentos Brazil Ltda.	Brazil

Compass Investments Brazil LLC	United States

Vinci Compass Chile SpA	Chile

Vinci Compass Inversiones SpA	Chile

Compass Group Chile S.A. Administradora General De Fondos	Chile

VC Servicios Financieros SpA	Chile

Compass Group S.A. Asesores de Inversion	Chile

VC Asesorias e Inversiones SpA	Chile

VC Distribución Institucional SpA	Chile

Compass Group Chile SpA	Chile

Compass Group SA Comisionista de Bolsa	Colombia

CG Asesores de Inversión Colombia S.A.S	Colombia

Compass Investmenst De Mexico S. A. de C. V. Sociedad Operadora de Fondos de Inversion	Mexico

Compass Investmenst Corporativo S.A. de C.V.	Mexico

CDI Sociedad Administradora de Proyectos S.A. De C.V	Mexico

MB Property Management Mexico S de RL De C.V.	Mexico

Compass Group Holding S.A.P.I de C.V.	Mexico

Compass Servicios Operativos S de RL de C.V.	Mexico

Name	Jurisdiction of Incorporation
Compass Desarrollo Inmobiliario S.A. de C.V.	Mexico

Compass Latin America Investments LLC (Delaware)	United States

Compass Capital Consultants S.A.C.	Peru

Compass Peru S.A.	Peru

Compass Group S.A.F. S.A.	Peru

Compass Group Global Advisors S.A.	Uruguay

Compass Group Uruguay Investment Advisors S.A.	Uruguay

Bunara S.A.	Uruguay

Cipresi S.A.	Uruguay

CG Global Services S.A.	Uruguay

Compass Group LLC (Establecimiento Permanente en Chile)	Chile

Compass Group LLC	United States

CG Compass (USA) LLC	United States

Compass Group Holdings Inc	United States

Compass Group Investments Solutions LLC	United States

Compass Group Asset Management Holdings S.L	Spain

CDI Mexican Investments Ltd	British Virgin Islands

Compass Group Luxembourg GP S.à.r.l.	Luxembourg

Inversiones La Esmeralda SpA	Chile

Compass GSO COF IV Solutions GP Ltd.	Cayman Islands

Compass BXLS V GP Ltd.	Cayman Islands

Compass SP Solutions General Partner Ltd.	Cayman Islands

Compass LCP X Solutions GP Ltd.	Cayman Islands

Compass Secondaries Solutions GP Ltd.	Cayman Islands

Compass Capital (Cayman) Ltd.	Cayman Islands

Compass BCP Asia II Solutions GP Ltd	Cayman Islands